For period ending  October 31, 2000

Exhibit 77Q 1
File Number 811-6292


PaineWebber Global Equity Fund


INTERIM INVESTMENT MANAGEMENT
AND
ADMINISTRATION CONTRACT
Contract made as of October 10, 2000,
between PAINEWEBBER INVESTMENT
TRUST, a Massachusetts business trust (Trust), and
MITCHELL HUTCHINS ASSET
MANAGEMENT INC. (Mitchell Hutchins), a
Delaware corporation registered as an investment
adviser under the Investment Advisers Act of 1940,
as amended (Advisers Act), and as a broker-dealer
under the Securities Exchange Act of 1934, as
amended (1934 Act);
WHEREAS the Trust is registered under the
Investment Company Act of 1940, as amended
(1940 Act), as an open-end management investment
company, and is authorized to offer for public sale
distinct series of shares of beneficial interest; and
WHEREAS the Trust desires and intends to
have one or more investment advisers (Sub-
Advisers) provide investment advisory and portfolio
management services with respect to the series of
shares of beneficial interest of the Trust designated
as PaineWebber Global Equity Fund (Series); and
WHEREAS the Trust desires to retain
Mitchell Hutchins as investment manager and
administrator to furnish certain administrative and
portfolio management services to the Trust with
respect to the Series, and Mitchell Hutchins is
willing to furnish such services;
NOW, THEREFORE, in consideration of
the premises and mutual covenants herein
contained, it is agreed between the parties hereto as
follows:
1.	Appointment. The Trust hereby
appoints Mitchell Hutchins as investment manager
and administrator of the Trust and the Series for the
period and on the terms set forth in this Contract.
Mitchell Hutchins accepts such appointment and
agrees to render the services herein set forth, for the
compensation herein provided.
2. 	Duties as Investment Manager;
Appointment of Sub-Advisers
(a)	Subject to the oversight and direction
of the Trusts Board of Trustees (Board), Mitchell
Hutchins will provide to the Trust investment
management evaluation services principally by
performing initial reviews of prospective Sub-
Advisers for the Series and supervising and
monitoring performance of the Sub-Advisers
thereafter.  Mitchell Hutchins agrees to report to the
Trust the results of its evaluation, supervision and
monitoring functions and to keep certain books and
records of the Trust in connection therewith.
Mitchell Hutchins further agrees to communicate
performance expectations and evaluations to the
Sub-Advisers, and to recommend to the Trust
whether agreements with Sub-Advisers should be
renewed, modified or terminated.
(b)	Mitchell Hutchins is responsible for
informing the Sub-Advisers of the investment
objective(s), policies and restrictions of the Series,
for informing or ascertaining that it is aware of
other legal and regulatory responsibilities applicable
to the Sub-Adviser with respect to the Series, and
for monitoring the Sub-Advisers discharge of their
duties; but Mitchell Hutchins is not responsible for
the specific actions (or inactions) of a Sub-Adviser
in the performance of the duties assigned to it.
(c)	With respect to each Sub-Adviser for
the Series, Mitchell Hutchins shall enter into an
agreement (Sub-Advisory Agreement) with the
Sub-Adviser in substantially the form previously
approved by the Board.
(d)	Mitchell Hutchins shall be
responsible for the fees payable to and shall pay the
Sub-Adviser of the Series the fee as specified in the
Sub-Advisory Agreement relating thereto.
3.	Duties as Administrator.  Mitchell
Hutchins will administer the affairs of the Trust and
Series subject to the oversight and direction of the
Board and the following understandings:
(a)	Mitchell Hutchins will supervise all
aspects of the operations of the Trust and the Series,
including oversight of transfer agency, custodial
and accounting services, except as hereinafter set
forth; provided, however, that nothing herein
contained shall be deemed to relieve or deprive the
Board of its responsibility for and control of the
conduct of the affairs of the Trust and the Series.
(b) 	Mitchell Hutchins will provide the
Trust and the Series with such corporate,
administrative and clerical personnel  (including
officers of the Trust) and services as are reasonably
deemed necessary or advisable by the Board,
including the maintenance of certain books and
records of the Trust and Series.
(c)	Mitchell Hutchins will arrange, but
not pay, for the periodic preparation, updating,
filing and dissemination (as applicable) of the
Trusts Registration Statement, proxy material, tax
returns and required reports to shareholders of the
Series and the Securities and Exchange Commission
and other appropriate federal or state regulatory
authorities.
(d) 	Mitchell Hutchins will provide the
Trust and the Series with, or obtain for it, adequate
office space and all necessary office equipment and
services, including telephone service, heat, utilities,
stationery supplies and similar items.
(e) 	Mitchell Hutchins will provide the
Board on a regular basis with economic and
investment analyses and reports and make available
to the Board upon request any economic, statistical
and investment services normally available to
institutional or other customers of Mitchell
Hutchins.
4.	Further Duties. In all matters relating
to the performance of this Contract, Mitchell
Hutchins will act in conformity with the Declaration
of Trust, By-Laws and the currently effective
registration statement of the Trust and any
amendments or supplements thereto (Registration
Statement) and with the instructions and directions
of the Board and will comply with the requirements
of the 1940 Act, the Advisers Act, and the rules
under each, and all other applicable federal and
state laws and regulations.
5.	Services Not Exclusive. The services
furnished by Mitchell Hutchins hereunder are not to
be deemed exclusive and Mitchell Hutchins shall be
free to furnish similar services to others so long as
its services under this Contract are not impaired
thereby.  Nothing in this Contract shall limit or
restrict the right of any director, officer or employee
of Mitchell Hutchins, who may also be a Trustee,
officer or employee of the Trust, to engage in any
other business or to devote his or her time and
attention in part to the management or other aspects
of any other business, whether of a similar nature or
a dissimilar nature.
6. 	Expenses.
(a)	During the term of this Contract, the
Series will bear all expenses, not specifically
assumed by Mitchell Hutchins, incurred in its
operations and the offering of its shares.
(b) 	Expenses borne by the Series will
include but not be limited to the following:  (i) the
cost (including brokerage commissions) of
securities purchased or sold by the Series and any
losses incurred in connection therewith; (ii) fees
payable to and expenses incurred on behalf of the
Series by Mitchell Hutchins under this Contract;
(iii) filing fees and expenses relating to the
registrations and qualification of the Series shares
and the Trust under federal and or state securities
laws and maintaining such registration and
qualifications; (iv) fees and salaries payable to the
Trusts Trustees and officers who are not interested
persons of the Trust or Mitchell Hutchins; (v) all
expenses incurred in connection with the Trustees
services, including travel expenses; (vi) taxes
(including any income or franchise taxes) and
governmental fees; (vii) costs of any liability,
uncollectible items of deposit and other insurance
and fidelity bonds; (viii) any costs, expenses or
losses arising out of a liability of or claim for
damages or other relief asserted against the Trust or
the Series for violation of any law; (ix) legal,
accounting and auditing expenses, including legal
fees of special counsel for those Trustees of the
Trust who are not interested persons of the Trust;
(x) charges of custodians, transfer agents and other
agents; (xi) costs of preparing share certificates;
(xii) expenses of setting in type and printing
prospectuses and supplements thereto, statements of
additional information and supplements thereto,
reports and proxy materials for existing
shareholders; (xiii) costs of mailing prospectuses
and supplements thereto, statements of additional
information and supplements thereto, reports and
proxy materials to existing shareholders; (xiv) any
extraordinary expenses (including fees and
disbursements of counsel, costs of actions, suits or
proceedings to which the Trust is a party and the
expenses the Trust may incur as a result of its legal
obligation to provide indemnification to its officers,
Trustees, agents and shareholders) incurred by the
Trust or the Series; (xv) fees, voluntary assessments
and other expenses incurred in connection with
membership in investment company organizations;
(xvi) costs of mailing and tabulating proxies and
costs of meetings of shareholders, the Board and
any committees thereof; (xvii) the cost of
investment company literature and other
publications provided by the Trust to its Trustees
and officers; (xviii) costs of mailing, stationery and
communications equipment; (xix) expenses incident
to any dividend, withdrawal or redemption options;
(xx) charges and expenses of any outside pricing
service used to value portfolio securities;
(xxi) interest on borrowings of the Trust; and
(xxii) fees or expenses related to license agreements
with respect to securities indices.
(c) 	The Trust or the Series may pay
directly any expenses incurred by it in its normal
operations and, if any such payment is consented to
by Mitchell Hutchins and acknowledged as
otherwise payable by Mitchell Hutchins pursuant to
this Contract, the Series may reduce the fee payable
to Mitchell Hutchins pursuant to Paragraph 7
thereof by such amount. To the extent that such
deductions exceed the fee payable to Mitchell
Hutchins on any monthly payment date, such excess
shall be carried forward and deducted in the same
manner from the fee payable on succeeding
monthly payment dates.
(d) 	Mitchell Hutchins will assume the
cost of any compensation for services provided to
the Trust received by the officers of the Trust and
by those Trustees who are interested persons of the
Trust.
(e) 	The payment or assumption by
Mitchell Hutchins of any expenses of the Trust or
the Series that Mitchell Hutchins is not required by
this Contract to pay or assume shall not obligate
Mitchell Hutchins to pay or assume the same or any
similar expense of the Trust or the Series on any
subsequent occasion.
7. 	Compensation.
(a)	 For the services provided and the
expenses assumed pursuant to this Contract, with
respect to the Series, the Trust will pay to Mitchell
Hutchins a fee, computed daily and paid monthly, at
an annual rate of 0.85% of the funds average daily
net assets up to and including $500 million, 0.83%
of amounts over $500 million and up to and
including $1 billion, and 0.805% of amounts over
$1 billion, expressed as a percentage of average
daily net assets of the Series.
(b)	The fee shall be computed daily and
paid monthly to Mitchell Hutchins on or before the
first business day of the next succeeding calendar
month.
(c)	If this Contract becomes effective or
terminates before the end of any month, the fee for
the period from the effective day to the end of the
month or from the beginning of such month to the
date of termination, as the case may be, shall be
prorated according to the proportion which such
period bears to the full month in which such
effectiveness or termination occurs.
8.	Limitation of Liability of Mitchell
Hutchins.  Mitchell Hutchins and its officers,
directors, employees and delegates, including any
Sub-Adviser to the Series, shall not be liable for any
error of judgment or mistake of law or for any loss
suffered by the Trust, the Series or any of its
shareholders, in connection with the matters to
which this Contract relates, except to the extent that
such a loss results from willful misfeasance, bad
faith or gross negligence on its part in the
performance of its duties or from reckless disregard
by it of its obligations and duties under this
Contract.  Any person, even though also an officer,
director, employee, or agent of Mitchell Hutchins,
who may be or become an officer, Trustee,
employee or agent of the Trust shall be deemed,
when rendering services to the Series or the Trust or
acting with respect to any business of the Series or
the Trust, to be rendering such service to or acting
solely for the Series or the Trust and not as an
officer, director, employee, or agent or one under
the control or direction of Mitchell Hutchins even
though paid by it.
9.	Limitation of Liability of the
Trustees and Shareholders of the Trust.  The
Trustees of the Trust and the shareholders of the
Series shall not be liable for any obligations of the
Series or the Trust under this Agreement and
Mitchell Hutchins agrees that, in asserting any
rights or claims under this Agreement, it shall look
only to the assets and property of the Trust in
settlement of such right or claim, and not to such
Trustees or shareholders.
10. 	Duration and Termination.
(a)	This Contract shall become effective
for the Series upon the day and year first written
above, provided that this Contract has been
approved for the Series by a vote of a majority of
those Trustees of the Trust who are not parties to
this Contract or interested persons of any such party
cast at a meeting called for the purpose of voting on
such approval and in which the Trustees may
participate by any means of communication that
allows all Trustees participating to hear each other
simultaneously during the meeting.
(b)	Unless sooner terminated as
provided herein, this Contract shall continue in
effect for the Series for a period of 150 days after
the day and year first above written.
(c)	Notwithstanding the foregoing, with
respect to the Series, this Contract may be
terminated at any time, without the payment of any
penalty, by vote of the Board or by a vote of a
majority of the outstanding voting securities of the
Series on ten days written notice to Mitchell
Hutchins and may be terminated by Mitchell
Hutchins at any time, without the payment of any
penalty, on sixty days written notice to the Trust.
Termination of this Contract with respect to the
Series shall in no way affect the continued validity
of this Contract.
11.	Amendment of this Contract.  No
provision of this Contract may be changed, waived,
discharged or terminated orally, but only by an
instrument in writing signed by the party against
which enforcement of the change, waiver, discharge
or termination is sought, and no amendment of this
contract as to the Series shall be effective until
approved by vote of the Independent Trustees or a
majority of the Series outstanding voting securities.
12.	Governing Law.  This Contract shall
be construed in accordance with the laws of the
State of New York, without giving effect to the
conflicts of laws principles thereof, and in
accordance with the 1940 Act, provided, however,
that section 9 above will be construed in accordance
with the laws of the Commonwealth of
Massachusetts.  To the extent that the applicable
laws of the State of New York or the
Commonwealth of Massachusetts conflict with the
applicable provisions of the 1940 Act, the latter
shall control.
13.	Miscellaneous.  The captions in this
Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This
Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, national securities exchange, net assets, prospectus, sale, sell and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange
Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange
Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


PAINEWEBBER INVESTMENT
TRUST
Attest:  /s/ Cristina Paradiso
            Assistant Secretary
By  /s/ Dianne E. ODonnell
Name: Dianne E. ODonnell
Title:   Vice President and Secretary

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
Attest:  /s/ Keith A. Weller
            First Vice President and
            Associate General
Counsel
By  /s/ Amy R. Doberman
Name: Amy R. Doberman
Title:   Senior Vice President and
           General Counsel


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